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                                                             EXHIBIT 99(a)(1)(v)


                                INSTRUCTION FORM
             FOR SHARES HELD BY BROKERS, DEALERS, COMMERCIAL BANKS,
                      TRUST COMPANIES AND OTHER NOMINEES.

                       INSTRUCTIONS FOR TENDER OF SHARES

                            OF VERTRUE INCORPORATED



     Please tender to Vertrue Incorporated ("Vertrue"), on (our) (my) behalf, the number of shares indicated below, which are beneficially owned by (us) (me) and registered in your name, upon terms and subject to the conditions contained in the Offer to Purchase dated November 15, 2004 (as amended prior to the date of the Supplement to the Offer to Purchase, the "Original Offer to Purchase" together with the Supplement to the Offer to Purchase dated December 20, 2004, the "Offer to Purchase"), and the Amended Letter of Transmittal, the receipt of both of which is acknowledged.



STOCKHOLDERS THAT PREVIOUSLY TENDERED SHARES UNDER THE ORIGINAL OFFER TO PURCHASE AND CHECKED THE BOX ENTITLED "SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER" ON THE INSTRUCTION FORM PROVIDED TO THEM BY BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES AND THAT DO NOT WISH TO CHANGE THAT DIRECTION, DO NOT NEED TO COMPLETE A NEW INSTRUCTION FORM.



ALL OTHER INSTRUCTION FORMS DELIVERED BY STOCKHOLDERS TO BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES IN CONNECTION WITH THE ORIGINAL OFFER TO PURCHASE ARE NO LONGER EFFECTIVE. THOSE STOCKHOLDERS MUST COMPLETE AND RETURN THE NEW COLORED INSTRUCTION FORM IN ORDER TO PROPERLY TENDER THEIR SHARES.


                           NUMBER OF SHARES TENDERED


     The undersigned hereby instruct(s) you to tender to Vertrue the number of shares indicated below, at the price per share indicated below, pursuant to the terms and subject to the conditions of the tender offer.


     Aggregate number of shares to be tendered by you for us:           shares

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

            (SEE INSTRUCTION 5 ON THE AMENDED LETTER OF TRANSMITTAL)


                               CHECK ONLY ONE BOX

  IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID
                               TENDER OF SHARES.

                                     BOX A

           SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER


[ ] I want to maximize the chance of having Vertrue Incorporated purchase all of the shares I am tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price selection boxes below, I hereby tender my shares at the purchase price resulting from the Dutch Auction tender process. I acknowledge that this action will have the same effect as if I selected the minimum price of $33.50 per share and could contribute to lowering the purchase price ultimately selected by Vertrue Incorporated.


                                     BOX B

                SHARES TENDERED AT PRICE SELECTED BY STOCKHOLDER

     By checking one of the boxes below instead of the box above, I hereby tender shares at the price checked. I acknowledge that this action could result in none of the shares being purchased if the purchase price for shares is less than the price checked. (Stockholders who wish to tender shares at more than one price must complete a separate letter for each price at which shares are tendered.)


[ ] $33.50  [ ] $34.50  [ ] $35.50  [ ] $36.50  [ ] $37.50  [ ] $38.50
[ ] $34.00  [ ] $35.00  [ ] $36.00  [ ] $37.00  [ ] $38.00

                                    ODD LOTS

            (SEE INSTRUCTION 9 ON THE AMENDED LETTER OF TRANSMITTAL)


[ ] Check here ONLY if you are the record or beneficial owner of an aggregate of fewer than 100 shares, all of which are being tendered.

                ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED

                               CONDITIONAL TENDER
                    (SEE SECTION 6 IN THE OFFER TO PURCHASE)


     You may condition the tender of your shares upon the purchase by Vertrue of a specified minimum number of the shares you tendered. Unless at least the minimum number of shares tendered by you is purchased by Vertrue, none of the shares tendered hereby will be purchased. You are urged to consult your tax advisor. Unless this box has been completed by specifying a minimum number of shares, the tender will be deemed unconditional.



[ ] Check here and complete the following if your tender is conditional on Vertrue purchasing all or a minimum number of your tendered shares.


     Minimum number of shares that must be purchased, if any are purchased:
          shares


     If, because of proration, the minimum number of shares designated will not be purchased, Vertrue may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all of your shares.


[ ] Check here if you are tendering all of the shares you own.

     The method of delivery of this document is at the option and risk of the tendering stockholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure delivery.


     The Board of Directors of Vertrue has approved the tender offer. Neither Vertrue nor its Board of Directors, however, makes any recommendation to any stockholder as to whether to tender all or any shares. Directors, officers and employees of Vertrue who own shares may participate in this tender offer on the same basis as our other stockholders. Each stockholder must make his or her own decision as to whether to tender shares and, if so, how many to tender.


----------------------------------------------       ----------------------------------------------
SIGNATURE                                            SIGNATURE

----------------------------------------------       ----------------------------------------------
NAME (PLEASE PRINT)                                  NAME (PLEASE PRINT)
Date:                                                Date:
                                                     ----------------------------------------------
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                                                     Area Code and Telephone Number:

                                                     ----------------------------------------------
Address:
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         CITY            STATE            ZIP        SOCIAL SECURITY NUMBER
  CODE                                               OR EMPLOYER IDENTIFICATION NUMBER

          IMPORTANT: STOCKHOLDERS ARE ENCOURAGED TO RETURN A COMPLETED
                SUBSTITUTE FORM W-9 WITH THEIR INSTRUCTION FORM.

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